Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-1 (File No. 333-226923), of CDT Equity, Inc. of our report dated August 21, 2026, with respect to the financial statements of Sarborg Ltd. appearing in this Registration Statement on Form S-1 for the years ended December 31, 2025 and 2024.

/s/ Carr Riggs & Ingram LLP

Palm Beach Gardens, Fl

September 8, 2026